Daybreak Acquires Additional Interest from Chevron U.S.A. Inc. for its East Slopes Project located in Kern County, California

SPOKANE, Washington, September 23, 2010 – Daybreak Oil and Gas, Inc. (OTCBB: DBRM) (“Daybreak” or the “Company”), a Washington corporation, announced today that it has acquired one-third (33%) of Chevron U.S.A. Inc.’s 50% working interest in the East Slopes Project in Kern County, California (the “East Slopes Project”); with other partners in the East Slopes Project acquiring the remaining interest. This transaction increases Daybreak’s working interest from 25% to 41.67% in the East Slopes Project. Daybreak increased its proved reserves by 76% in adding approximately 46,000 barrels of oil from this acquisition. Daybreak paid $517,000 for the additional interest, or $11.25 per barrel, with financing through a $750,000 one-year secured convertible promissory note to a private lender.

James F. Westmoreland, Daybreak’s President and Chief Executive Officer, stated, “This is a significant event for our Company that clearly demonstrates our ability to move quickly to take advantage of opportunities of this nature when they arise. This expansion of our ownership in an area where we have knowledge and expertise enhances our ability to achieve positive cash flow and profitability with its incremental increase in volume of high margin, long-life oil reserves. This acquisition also gives us a substantial interest in the new exploration and development drilling that we have planned at the East Slopes Project. We recently reprocessed our 3-D seismic over a portion of our East Slopes Project and have developed several more prospects that we believe may have the potential to add significant oil reserves for the Company. This transaction, along with our plans to develop the East Slopes Project, further enhances our commitment to building long-term value for our shareholders.”

For more information about Daybreak Oil and Gas, Inc., please visit the Company’s website at www.daybreakoilandgas.com.

Daybreak Oil and Gas, Inc. is an independent oil and gas company engaged in the exploration, development and production of oil and gas in California. The Company is headquartered in Spokane, Washington with an operations office in Friendswood, Texas. Daybreak has over 22,000 acres under lease and a seismic option on an additional 14,000 acres in the San Joaquin Valley of California.

Contact:

Ed Capko	Telephone: 815-942-2581
Investor Relations	Email: edc@daybreakoilandgas.com

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact. Such forward-looking statements include, but are not limited to, statements about our expectations regarding our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties.

We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes. Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and gas properties, including the ability to develop the East Slopes Project prospects; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov. Daybreak Oil and Gas Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.